 Exhibit 99.1
Crexendo Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2016
PHOENIX, AZ—(Marketwired – March 7, 2017)
Crexendo, Inc. (OTCQX: CXDO), a CLEC cloud services company that provides award winning cloud telecommunications services, broadband internet services and other cloud business services, today reported financial results for its fourth quarter and full year ended December 31, 2016.
Financial highlights for the fourth quarter of 2016
Consolidated revenue for the fourth quarter of 2016 increased 11% to $2.3 million compared to $2.1 million for the fourth quarter of 2015.
Cloud Telecommunications Services Segment revenue for the fourth quarter of 2016 increased 20% to $2.0 million compared to $1.7 million for the fourth quarter of 2015.
Web Services Segment revenue for the fourth quarter of 2016 decreased 27% to $299,000, compared to $407,000 for the fourth quarter of 2015.
Consolidated operating expenses for the fourth quarter of 2016 decreased 17% to $2.9 million compared to $3.4 million for the fourth quarter of 2015.
On a GAAP basis, the Company reported a $(525,000) net loss for the fourth quarter of 2016, or $(0.04) loss per diluted common share, compared to net loss of $(1.3) million or $(0.10) loss per diluted common share for the fourth quarter of 2015.
Non-GAAP net loss was $(256,000) for the fourth quarter of 2016, or $(0.02) loss per diluted common share, compared to a non-GAAP net loss of $(645,000) or $(0.05) loss per diluted common share for the fourth quarter of 2015.
EBITDA loss for the fourth quarter of 2016 was $(473,000) compared to loss of $(1.3) million for the fourth quarter of 2015. Adjusted EBITDA loss for the fourth quarter of 2016 was $(266,000) compared to loss of $(694,000) for the fourth quarter of 2015.
Financial highlights for the year ended December, 2016
Consolidated revenue for year ended December 31, 2016 increased 17% to $9.1 million compared to $7.8 million for the year ended December 31, 2015.
Cloud Telecommunications Services Segment revenue for the year ended December 31, 2016 increased 30% to $7.8 million compared to $6.0 million for the year ended December 31, 2015.
Web Services Segment revenue for the year ended December 31, 2016 decreased 26% to $1.4 million compared to $1.8 million for the year ended December 31, 2015.
Consolidated operating expenses for the year ended December 31, 2016 decreased 6% to $11.9 million compared to $12.7 million for the year ended December 31, 2015.

On a GAAP basis, the Company reported a $(2.8) million net loss for the year ended December 31, 2016, or $(0.21) loss per diluted common share, compared to net loss of $(4.6) million or $(0.35) loss per diluted common share for the year ended December 31, 2015.
Non-GAAP net loss was $(1.7) million for the year ended December 31, 2016, or $(0.13) loss per diluted common share, compared to a non-GAAP net loss of $(2.8) million or $(0.22) loss per diluted common share for the year ended December 31, 2015.
EBITDA loss for the year ended December 31, 2016 was $(2.6) million compared to loss of $(4.6) million for the year ended December 31, 2015. Adjusted EBITDA loss for the year ended December 31, 2016 was $(1.7) million compared to loss of $(3.0) million for the year ended December 31, 2015.
Total cash and cash equivalents, excluding restricted cash, at December 31, 2016 was $619,000 compared to $1.5 million at December 31, 2015.
Cash used for operating activities for the year ended December 31, 2016 was $(1.1) million compared to $(3.0) million for the year ended December 31, 2015. Cash provided by investing activities for the year ended December 31, 2016 was $11,000 compared to cash used for investing activities of $(4,000) for the year ended December 31, 2015. Cash provided by financing activities for the year ended December 31, 2016 was $237,000 compared to $1.6 million for the year ended December 31, 2015.
Steven G. Mihaylo, Chief Executive Officer commented, “We continue to make substantial progress.  We have reduced our loss on an EBITDA basis in 2016, cutting the loss almost in half. Our yearly results were much stronger in 2016 than previous years across all reporting metrics. I am confident this trend will continue in 2017 and beyond. The results for Q4 were not as strong as I anticipated. However, we have already seen good progress in the first two months of Q1 2017. I do believe we have turned the corner and our results will be stronger going forward.  I am very pleased with our continual cost cutting. We are running the business very effectively. We continue to provide award winning industry best products and services. I have every confidence we will reach GAAP cash flow breakeven by Q3 2017 and GAAP income in Q4 2017.”
Conference Call
The Company is hosting a conference call today, March 7, 2017 at 5:30 PM EST. The telephone dial-in number is 888-297-0353 for domestic participants and 719-457-2600 for international participants. The conference ID to join the call is 1256203. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.
About Crexendo
Crexendo, Inc. (CXDO) is a CLEC cloud services company that provides award winning cloud telecommunications services, broadband internet services and other cloud business services. Our solutions are designed to provide enterprise-class cloud services available to any size businesses at affordable monthly rates.
Safe Harbor Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) continuing to make substantial progress; (ii) cutting its EBITDA loss almost in half in 2016; (iii) yearly results being much stronger in 2016 than previous years across all reporting metrics; (iv) being confident that trend will continue in 2017 and beyond; (v)results for Q4 not being as strong as anticipated; (vi) having seen good progress in the first two months of Q1 2017; (vii) having turned the corner and results will be stronger going forward; (viii) being very pleased with our continual cost cutting and running the business very effectively; (ix) providing award winning industry best products and services; and (x) reaching GAAP cash flow breakeven by Q3 2017 and GAAP income in Q4 2017.
For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2016 when filed subsequent to this press release; and Form 10-K for the year ended December 31, 2015, as well as Form 10-Qs filed with the SEC during 2016. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact Info:
Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$619	$1,497
Restricted cash	100	112
Trade receivables, net of allowance for doubtful accounts of $34
as of December 31, 2016 and $35 as of December 31, 2015	346	364
Inventories	170	134
Equipment financing receivables	121	131
Prepaid expenses	686	1,046
Other current assets	8	15
Total current assets	2,050	3,299

Certificate of deposit	252	251
Long-term trade receivables, net of allowance for doubtful accounts
of $13 as December 31, 2016 and $24 as of December 31, 2015	43	81
Long-term equipment financing receivables	176	319
Property and equipment, net	18	33
Deferred income tax assets, net	-	482
Intangible assets, net	335	466
Goodwill	272	272
Long-term prepaid expenses	251	288
Other long-term assets	136	169
Total Assets	$3,533	$5,660

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$116	$76
Accrued expenses	997	812
Notes payable, current portion	66	57
Income taxes payable	5	-
Contingent consideration	-	99
Deferred income tax liability	-	482
Deferred revenue, current portion	809	775
Total current liabilities	1,993	2,301
Deferred revenue, net of current portion	43	81
Notes payable, net of current portion	966	965
Other long-term liabilities	16	109
Total liabilities	3,018	3,456

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,578,556 shares issued and outstanding as of December 31, 2016 and 13,227,489 shares issued
and outstanding as of December 31, 2015	14	13
Additional paid-in capital	58,716	57,614
Accumulated deficit	(58,215)	(55,423)
Total stockholders' equity	515	2,204

Total Liabilities and Stockholders' Equity	$3,533	$5,660

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$2,345	$2,109	$9,119	$7,823
Operating expenses:
Cost of revenue	863	979	3,625	3,577
Selling and marketing	604	638	2,531	2,445
General and administrative	1,195	1,617	4,900	5,861
Research and development	192	202	826	779
Total operating expenses	2,854	3,436	11,882	12,662

Loss from operations	(509)	(1,327)	(2,763)	(4,839)

Other income/(expense):
Interest income	3	5	15	24
Interest expense	(33)	(12)	(138)	(28)
Other income, net	15	26	106	290
Total other income/(expense), net	(15)	19	(17)	286

Loss before income tax	(524)	(1,308)	(2,780)	(4,553)

Income tax benefit/(provision)	(1)	40	(12)	12

Net loss	$(525)	$(1,268)	$(2,792)	$(4,541)

Net loss per common share:
Basic	$(0.04)	$(0.10)	$(0.21)	$(0.35)
Diluted	$(0.04)	$(0.10)	$(0.21)	$(0.35)

Weighted-average common shares outstanding:
Basic	13,483,502	13,227,385	13,358,311	12,960,625
Diluted	13,483,502	13,227,385	13,358,311	12,960,625

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,792)	$(4,541)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	322	322
Depreciation and amortization	146	270
Expense for stock options issued to employees	653	1,306
Non-cash interest expense	124	-
Amortization of deferred gain	(93)	(94)
Change in fair value of contingent consideration	-	(11)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	56	162
Equipment financing receivables	153	176
Inventories	(36)	(62)
Prepaid expenses	75	(112)
Other assets	40	(69)
Accounts payable and accrued expenses	225	(380)
Income tax payable	5	(7)
Deferred revenue	(4)	66
Net cash used for operating activities	(1,126)	(2,974)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(25)
Release of restricted cash	12	21
Purchase of long-term investment	(1)	-
Net cash provided by/(used for) investing activities	11	(4)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	150	1,000
Repayments made on notes payable	(163)	(110)
Proceeds from exercise of options	9	50
Payment of contingent consideration	(59)	(61)
Proceeds from exercise of warrants	300	690
Net cash provided by financing activities	237	1,569

NET DECREASE IN CASH AND CASH EQUIVALENTS	(878)	(1,409)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	1,497	2,906

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$619	$1,497

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(2)	$(1)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for payment of interest on related-party note payable	$101	$-
Issuance of common stock for contingent consideration related to business acquisition	$40	$40
Prepaid assets financed through notes payable	$-	$137
Note payable discount	$-	$115

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Cloud telecommunications services	$2,046	$1,702	$7,757	$5,989
Web services	299	407	1,362	1,834
Consolidated revenue	2,345	2,109	9,119	7,823

Income/(loss) from operations:
Cloud telecommunications services	(623)	(1,344)	(3,174)	(4,904)
Web services	114	17	411	65
Total operating loss	(509)	(1,327)	(2,763)	(4,839)
Other income/(expense), net:
Cloud telecommunications services	(15)	13	(36)	71
Web services	-	6	19	215
Total other income/(expense), net	(15)	19	(17)	286
Income/(loss) before income tax provision
Cloud telecommunications services	(638)	(1,331)	(3,210)	(4,833)
Web services	114	23	430	280
Loss before income tax provision	$(524)	$(1,308)	$(2,780)	$(4,553)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 7, 2017 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(525)	$(1,268)	$(2,792)	$(4,541)
Share-based compensation	149	522	653	1,306
Amortization of rent expense paid in stock, net of deferred gain	58	57	229	228
Amortization of intangible assets	32	44	131	210
Amortization of interest expense paid in stock	30	-	101	-
Non-GAAP net loss	$(256)	$(645)	$(1,678)	$(2,797)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(525)	$(1,268)	$(2,792)	$(4,541)
Depreciation and amortization	36	54	146	270
Interest expense	33	12	138	28
Interest and other income	(18)	(31)	(121)	(314)
Income tax provision/(benefit)	1	(40)	12	(12)
EBITDA	(473)	(1,273)	(2,617)	(4,569)
Share-based compensation	149	522	653	1,306
Amortization of rent expense paid in stock, net of deferred gain	58	57	229	228
Adjusted EBITDA	$(266)	$(694)	$(1,735)	$(3,035)